Exhibit 10.1

THIS SERVICE AGREEMENT is made the 6th day of September, 2018

BETWEEN:

(1)	COASSETS INTERNATIONAL PTE LTD, a company incorporated in Singapore and whose office is at 6 Shenton Way, #36-01, OUE Downtown 1, Singapore 068809 (“CAI”); and

(2)	EC TECHNOLOGY & INNOVATIONS LIMITED, a company incorporated in the British Virgin Islands and whose registered office is at Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands (“EC Tech”),

(CAI and EC Tech are hereinafter referred to as “Parties” and either of them as “Party”).

WHEREAS:

(A)	EC Tech engages in technology investments and development and is a wholly owned subsidiary of Sharing Economy International Inc., which was incorporated in the state of Nevada in the United States of America (“SEII”).

(B)	CAI provides financial technology services and is a wholly owned subsidiary of CoAssets Limited, whose shares are listed on the Australian Securities Exchange.

(C)	CAI has been providing EC Tech with services including, but not limited to, block-chain consultancy, ground work preparation for online platform and other related services (all such services together are hereinafter referred to as “Services”) since 1 March 2018.

(D)	Both Parties wish to enter into this Agreement to govern the terms and conditions of the Services.

IT IS HEREBY AGREED as follows:

1.	SERVICES PROVIDED BY CAI

1.1.	CAI shall provide EC Tech with the Services to complete the ground work preparation for EC Tech to build an online platform based on Block-Chain technology in order to maximize system security, privacy and standardize business operation flow and to enable unified operation flow between business and currency.

1.2.	The total fee for the Service shall be Singaporean Dollars (“S$”) 1.3 million (“Fee”) which shall consist of:

1.2.1	S$300,000 for block-chain consultancy work;

1.2.2	S$480,000 for ground work preparation for system design, software architect, platform security & privacy;

1.2.3	S$420,000 for preparation work to enable programming for an exchange platform and transaction data handling; and

1.2.4	S$100,000 for technical knowledge transfer and system integrations.

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1.3.	Between 1 March and 30 June 2018, CAI provided EC Tech with and completed the Services stipulated in Clauses 1.2.1, 1.2.2 and 1.2.3, which amounted to a total fee of S$1.2 million.

1.4.	CAI shall provide and complete the Services stipulated in Clause 1.2.4 on or before 31 October 2018.

2.	PAYMENT

2.1.	EC Tech shall pay the Fee by causing SEII to issue not less than 330,650 of shares of common stock of SEII at a par value of US$0.001 per share (“Shares”) on or before 30 November 2018 (or such later date as shall be required to fulfil the requirements under the relevant laws, regulations and rules in the United States of America for the issue of the Shares), provided that CAI provides and completes all the relevant parts of Services pursuant to this Agreement. It is agreed that the issue price of each Share is US$2.87 and the exchange rate for converting Singaporean Dollars into US Dollars shall be S$1.37 = US$1.00.

2.2.	CAI acknowledges that none of the Shares may be offered or sold except pursuant to an effective registration statement under the Securities Act of 1933 of the United States of America (“Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

2.3.	CAI has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks in the Shares, and has the ability to bear the economic risks of its investment decision and can afford the complete loss of such investment in the Shares.

3.	EXPENSES

3.1	The Parties shall be responsible for their own respective transactional costs, including but not limited to the professional fees and other costs and expenses incurred in relation to all transactions contemplated in this Agreement.

3.2	The Fee shall include all the expenses to be incurred by CAI in provision of or in connection with the Services.

4.	CONFIDENTIALITY

4.1	Each Party undertakes to keep confidential, and shall not disclose to any person (except to its professional advisers, officers, employees, consultants and representatives on a need-to-know basis), the existence or contents of this Agreement or any information relating to this Agreement or any information provided pursuant to this Agreement unless and to the extent required by any applicable law, order, rule, regulation or decree, including that of any recognized stock exchange or statutory, governmental, regulatory or judicial authority having jurisdiction over it or any Party, or such information becomes publicly available (other than by breach of this Agreement), without the prior written consent of the other Party.

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5.	MICELLANEOUS

5.1	No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default by the other under this Agreement shall impair any such right or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring.

5.2	If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this Agreement.

5.3	Neither party shall have the right to assign or transfer any of its rights hereunder.

5.4	This Agreement shall be interpreted and governed by the laws of Singapore.

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IN WITNESS whereof the Parties agree to the terms hereof.

For and on behalf of COASSETS INTERNATIONAL PTE LTD and signed by Goh Te-Win, Getty Chief Executive Officer	) ) ) )

For and on behalf of EC TECHNOLOGY & INNOVATIONS LIMITED and signed by Ping Kee Lau for and on behalf of Sharing Economy Investment Limited Corporate Director	) ) ) ) ) )

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